As filed with the Securities and Exchange Commission on March 19, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	88-2840659
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Sansome Street, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan
Grove Collaborative Holdings, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Jeff Yurcisin
President and Chief Executive Officer
1301 Sansome Street
San Francisco, CA 94111
Telephone: (800) 231-8527
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Grove Collaborative Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (i) 3,913,149 shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issuable to eligible persons under the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “2022 Plan”) and (ii) 397,847 shares of Class A Common Stock issuable to eligible persons under the Grove Collaborative Holdings, Inc. Employee Stock Purchase Plan (together with the 2022 Plan, the “Plans”), which Class A Common Stock is in addition to the shares of Class A Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2023 (File No. 333-270620) and March 20, 2024 (File No. 333-278115) (together, the ”Prior Registration Statements”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Class A Common Stock issuable under the Plans are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 19, 2025 (the “2024 Annual Report”);
(2)    The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 13, 2025, and February 18, 2025;
(3)    The description of the Common Stock contained in the Registrant’s Registration Statement on Form S-1, filed with the Commission on July 18, 2022 (Registration No. 333-266197), including any amendment or report for the purpose of updating such description, including Exhibit 4.14 to the 2024 Annual Report.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 23, 2022).

4.2	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 5, 2023).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2023).

4.4
Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (incorporated by reference to Annex I to the Registrant’s Registration Statement on Form S-4/A (File No. 333-262200), filed with the Commission on May 13, 2022).

4.5
Grove Collaborative Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Annex J to the Registrant’s Registration Statement on Form S-4/A (File No. 333-262200), filed with the Commission on May 13, 2022).

*5.1	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

*23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1 hereto).

*23.2	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.

*23.3	Consent of Independent Registered Public Accounting Firm – Moss Adams LLP.

*24.1	Powers of Attorney (included in the signature page to this Registration Statement).

*107	Calculation of Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 19, 2025.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Jeff Yurcisin
Name:	Jeff Yurcisin
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that that each of the undersigned hereby constitutes and appoints, jointly and severally, Jeff Yurcisin and Tom Siragusa, or any of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Yurcisin	President and Chief Executive Officer (Principal Executive Officer); Director	March 19, 2025
Jeff Yurcisin

/s/ Tom Siragusa	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 19, 2025
Tom Siragusa

/s/ Stuart Landesberg	Chairman of the Board	March 19, 2025
Stuart Landesberg

/s/ Rayhan Arif	Director	March 19, 2025
Rayhan Arif

/s/ Larry Cheng	Director	March 19, 2025
Larry Cheng

/s/ David Glazer	Director	March 19, 2025
David Glazer

/s/ Kristine Miller	Director	March 19, 2025
Kristine Miller

/s/ John Replogle		March 19, 2025
John Replogle	Director

/s/ Naytri Shroff Sramek		March 19, 2025
Naytri Shroff Sramek	Director